                                                                      EXHIBIT 4





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                        FEDERATED DEPARTMENT STORES, INC.

                                       and

                                 CITIBANK, N.A.


                                     Trustee



                       SECOND SUPPLEMENTAL TRUST INDENTURE

                           Dated as of August 26, 1998

                           Supplementing that certain

                                    INDENTURE

                         Dated as of September 10, 1997


                    Authorizing the Issuance and Delivery of

                                Senior Securities

            consisting of $350,000,000 aggregate principal amount of

                6 1/8% Term Enhanced ReMarketable Securities(sm)


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




                                TABLE OF CONTENTS

                                                                                                               Page

RECITALS .......................................................................................................  1

[Form of Face of Security]......................................................................................  2

[Form of Reverse of Security]...................................................................................  3

ARTICLE I. ISSUANCE OF TERMS....................................................................................  7
         Section 1.1.  Issuance of TERMS; Principal Amount; Maturity............................................  7
         Section 1.2.  Interest on the TERMS; Payment of Interest...............................................  7
         Section 1.3.  Execution, Authentication and Delivery of TERMS..........................................  8

ARTICLE II. CERTAIN DEFINITIONS.................................................................................  8
         Section 2.1.  Certain Definitions......................................................................  8

ARTICLE III. TERMS.............................................................................................. 17
         Section 3.1.      General.............................................................................. 17
         Section 3.2.      Tender of TERMS; Remarketing......................................................... 19
         Section 3.3.      Repurchase........................................................................... 21
         Section 3.4.      Redemption........................................................................... 21

ARTICLE IV. CERTAIN COVENANTS................................................................................... 22
         Section 4.1.  Liens.................................................................................... 22
         Section 4.2.  Sale and Leaseback Transactions.......................................................... 22
         Section 4.3.  Permitting Unrestricted Subsidiaries to Become Restricted
                             Subsidiaries....................................................................... 23
         Section 4.4.  Payment Office........................................................................... 23

ARTICLE V. ADDITIONAL EVENTS OF DEFAULT......................................................................... 24
         Section 5.1.  Additional Events of Default............................................................. 24

ARTICLE VI. DEFEASANCE.......................................................................................... 24
         Section 6.1.  Applicability of Article V of the Indenture.............................................. 24

ARTICLE VII. MISCELLANEOUS...................................................................................... 25
         Section 7.1.  Reference to and Effect on the Indenture................................................. 25
         Section 7.2.  Waiver of Certain Covenants.............................................................. 25
         Section 7.3.  Supplemental Indenture May be Executed In Counterparts................................... 26
         Section 7.4.  Effect of Headings....................................................................... 26

                  SECOND SUPPLEMENTAL INDENTURE, dated as of August 26, 1998, between Federated Department Stores, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Citibank, N.A., a national banking association duly incorporated under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of September 10, 1997, between the Company and the Trustee (the "Indenture").


                                    RECITALS

                  A. The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness (the "Securities") to be issued in one or more series as provided for in the Indenture.

                  B. The Indenture provides that the Securities of each series shall be in substantially the form set forth in the Indenture, or in such other form as may be established by or pursuant to a Board Resolution or in one or more indentures supplemental thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently therewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

                  C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, Securities denominated "6 1/8% Term Enhanced Remarketable Securities(sm)" (the "TERMS(sm)") pursuant to the terms of this Supplemental Indenture and substantially in the form set forth below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                           [Form of Face of Security]

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof, and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.

                        FEDERATED DEPARTMENT STORES, INC.

                    6 1/8% TERM ENHANCED REMARKETABLE SECURITY

No.  R-                                                              $
Cusip No.  _______

                  FEDERATED DEPARTMENT STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $ on September 1, 2011 and to pay interest thereon from August 26, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on March 1 and September 1 of each year, commencing on March 1, 1999, at the rate of 6 1/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in said Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  This Security is subject to mandatory tender for sale by the record holder hereof, and the scheduled maturity date of this Security, the rate at which this Security will bear interest and the Interest Payment Date and Regular Record Dates for such interest are subject to adjustment, in each case on or after September 1, 2001, as described on the reverse hereof.

                  Payment of the principal of and any such interest on this Security shall be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security
Register.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS SET FORTH ON THE REVERSE HEREOF. SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

                  This Security shall not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under said Indenture.

                  IN WITNESS WHEREOF, this instrument has been duly executed in accordance with the Indenture.


                                       FEDERATED DEPARTMENT STORES, INC.


Date Issued:                           By:
                                          -------------------------------------



Attest:


By:
   -------------------

                          [Form of Reverse of Security]

                        FEDERATED DEPARTMENT STORES, INC.


                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of September 10, 1997 (herein called the "Indenture") as supplemented by the Second Supplemental Indenture, dated as of August 26, 1998 (the "Second Supplemental Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $350,000,000.

                  This Security will bear interest at the annual interest rate of 6 1/8% to September 1, 2001 (the "Initial Investor Maturity Date"). The Initial Investor Maturity Date and, if the Initial Investor Maturity Date is designated as a Window Period Remarketing Date, the Additional Remarketing Date thereafter, will be the Remarketing Dates for the Securities of this series. If the Remarketing Dealer elects to remarket the Securities of this series on a Remarketing Date, except in the limited circumstances described in the Second Supplemental Indenture, (i) this Security will be subject to mandatory tender to the Remarketing Dealer at 100% of the principal amount thereof for remarketing on each such date, on the terms and subject to the conditions described in the Second Supplemental Indenture, and (ii) on and after such Remarketing Date, this Security will bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth in the Second Supplemental Indenture. If the Remarketing Dealer for any reason does not purchase all of the Securities of this series on any Remarketing Date, or elects not to remarket the Securities of this series, or in certain other limited circumstances described in the Supplemental Indenture, the Company will be required to purchase the Securities of this series from the Holders thereof on such Remarketing Date, at 100% of the principal amount thereof plus accrued and unpaid interest, if any.

                  If the Initial Investor Maturity Date is designated as a Window Period Remarketing Date, except in the limited circumstances described in the Second Supplemental Indenture, (i) the Maturity Date of this Security will be the date that is the tenth anniversary of the Additional Remarketing Date (whether or not a Business Day), (ii) interest on this Security accruing from the Additional Remarketing Date will be paid semiannually on each day that is a six-month anniversary of such date (each such day being an Interest Payment
Date) until the principal thereof is paid or made available for payment, and
(iii) the interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date (each such day being a Regular Record Date), Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  This Security is subject to provisions of the Indenture which provide for defeasance at any time of (a) the entire indebtedness of this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity. The foregoing shall apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

                  Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the Company or its agent for registration of transfer, exchange, or payment, and any Security issued upon registration of transfer of, or in exchange for or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL because the registered owner hereof, Cede & Co., has an interest herein.

                  All terms used in this Security that are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

                  D. The Trustee's certificate of authentication shall be in substantially the following form:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated:
      ---------------------                CITIBANK, N.A., as Trustee



                                           By:
                                              --------------------------------
                                              Authorized Officer


                  E. All acts and things necessary to make the TERMS, when the TERMS have been executed by the Company and authenticated by the Trustee and delivered as provided in the Indenture and this Supplemental Indenture, the valid, binding, and legal obligations of the Company and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery by the Company of the Indenture and this Supplemental Indenture and the issue hereunder of the TERMS have in all respects been duly authorized; and the Company, in the exercise of legal right and power in it vested, has executed and delivered the Indenture and is executing and delivering this Supplemental Indenture and proposes to make, execute, issue, and deliver the TERMS.

             NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  In order to declare the terms and conditions upon which the TERMS are authenticated, issued, and delivered, and in consideration of the premises and of the purchase and acceptance of the TERMS by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of the respective Holders from time to time of the TERMS, as follows:


                          ARTICLE I. ISSUANCE OF TERMS.

SECTION 1.1.  ISSUANCE OF TERMS; PRINCIPAL AMOUNT; MATURITY.

                  (a) On August 26, 1998 the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, TERMS substantially in the form set forth above, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such TERMS, as evidenced by their execution of such TERMS.

                  (b) The TERMS shall be issued in the aggregate principal amount of $350,000,000 shall mature on September 1, 2011 unless, pursuant to
Section 3.2(b), the Initial Investor Maturity Date is designated a Window Period Remarketing Date in which case the TERMS will mature on the date determined pursuant to Section 3.2(b).

SECTION 1.2.  INTEREST ON THE TERMS; PAYMENT OF INTEREST.

                  (a) The TERMS shall bear interest at the rate of 6 1/8% per annum from August 26, 1998 to September 1, 2001, except in the case of TERMS delivered pursuant to Sections 2.05 or 2.07 of the Indenture, which shall bear interest from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal thereof is paid or made available for payment. Such interest shall be payable semiannually on March 1 and September 1 of each year, commencing March 1, 1999.

                  (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name a TERMS (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the

Holder on such Regular Record Date and may either be paid to the Person in whose name the TERMS (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the TERMS not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the TERMS may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  (c) Payment of the principal of (and premium, if any) and any interest on the TERMS shall be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.

                  (d) The rate at which the TERMS will bear interest and the Interest Payment Dates and Regular Record Dates for such interest are subject to adjustment, in each case on or after September 1, 2001, pursuant to Article III. The provisions of Section 1.2(c) will continue to be applicable notwithstanding any such adjustment.

SECTION 1.3.  EXECUTION, AUTHENTICATION AND DELIVERY OF TERMS.

                  The TERMS will be executed on behalf of the Company by the Chairman or any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President of the Company and attested by any other executive officer of the Company.


                        ARTICLE II. CERTAIN DEFINITIONS.

SECTION 2.1.  CERTAIN DEFINITIONS.

                  The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 2.1. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All other terms used in this Supplemental Indenture that are defined in the Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.

                  "Accreted Dollar Price" means, with respect to the Additional Remarketing Date, the Dollar Price as of the Initial Investor Maturity Date (determined by the Remarketing Dealer on the Notification Date) plus the product of (i) such Dollar Price less the aggregate principal amount of the TERMS outstanding as of the Initial Investor Maturity Date, (ii) the weighted average per annum Window Period Interest Rate for the Window Period, and (iii) the number of days in the Window Period divided by 360.

                  "Additional Remarketing Date" has the meaning set forth in
Section 3.2(b).

                  "Applicable Spread" means the lowest bid indication, expressed as a spread (in the form of a percentage or number of basis points) above the Base Rate, obtained by the Remarketing Dealer on the Re-pricing Date from the bids quoted by five Reference Corporate Dealers for the full aggregate principal amount of the TERMS at the Dollar Price, but assuming (i) an issue date of the Initial Investor Maturity Date (if such date is not a Window Period Remarketing
Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date) with settlement on such date without accrued interest, (ii) a maturity date equal to the Maturity Date of the TERMS, and (iii) a stated annual interest rate, payable semiannually, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer.

                  "Bank Facilities" means the financing provided to the Company by certain financial institutions pursuant to (i) the Five-Year Credit Agreement, pursuant to which such financial institutions have provided the Company with a $1,500,000,000 revolving loan facility and (ii) the 364-Day Credit Agreement, pursuant to which such financial institutions have provided the Company with a $500,000,000 revolving loan facility, with Citibank N.A., as administrative agent and paying agent, The Chase Manhattan Bank as administrative agent, BankBoston, N.A. as syndication agent, and Bank of America National Trust & Savings Association, as documentation agent, as the same may be amended, supplemented, or otherwise modified from time to time.

                  "Base Rate" means 5.64% per annum.

                  "Basic Spread" means the lowest bid indication, expressed as a spread (in the form of a percentage or number of basis points) above the Reference Rate, obtained by the Remarketing Dealer on the third business Day prior to the Window Period Remarketing Date from the bids quoted from five Reference Money Market Dealers on such date for the full aggregate principal amount of the TERMS at a dollar price equal to par, but assuming (i) an issue date of the Window Period Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the day that is 52 weeks from the Window Period Remarketing Date, (iii) that the TERMS are callable by the Remarketing Dealer on a weekly basis after the Window Period Remarketing Date,
(iv) that the TERMS will be repurchased by the Company at par on the day that is 52 weeks from the Window Period Remarketing Date if not previously called by the Remarketing Dealer, and (v) a stated annual interest rate, payable on the Additional Remarketing Date, equal to the Reference Rate plus the spread bid by the applicable Reference Money Market Dealer.

                  "Business Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits in the City of New York and, in the case of the determination of the Reference Rate that is based upon U.S. Dollar deposits in London, the City of London.

                  "Cash Equivalent" means: (a) obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America; (b) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company or a wholly owned Subsidiary or branch office of any depository institution or trust company, provided that (i) such depository institution or trust company has, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, capital, surplus, or undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100.0 million and (ii) the commercial paper of such depository institution or trust company, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, is rated at least A1 by S&P or P-1 by Moody's; (c) debt obligations (including, but not limited to, commercial paper and medium term notes) issued or unconditionally guaranteed as to principal and interest by any corporation, state, or municipal government or agency or instrumentality thereof, or foreign sovereignty, if the commercial paper of such corporation, state, or municipal government or foreign sovereignty, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, is rated at least A1 by S&P or P-1 by Moody's; (d) repurchase obligations with a term of not more than seven days for underlying securities of the type described above entered into with a depository institution or trust company meeting the qualifications described in clause (b) above; and (e) Investments in money market or mutual funds that invest predominantly in Cash Equivalents of the type described in clauses (a), (b), (c), and (d) above; provided, however, that, in the case of clauses (a) through (c) above, each such Investment has a maturity of one year or less from the date of acquisition thereof.

                  "Consolidated Net Tangible Assets" means total assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses, and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

                  "Dollar Price" means, with respect to the TERMS, the present value, as of the Initial Investor Maturity Date, of the Remaining Scheduled Payments discounted to the Initial Investor Maturity Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30- day months), at the Treasury Rate; provided that in the case of the Additional Remarketing Date, the Dollar Price will be the Accreted Dollar Price; and provided, further, that the Dollar Price in the case of the Initial Investor Maturity or the Additional Remarketing Date may be any other amount agreed to in writing by the Remarketing Dealer and the Company.

                  "Existing Indebtedness" means all Indebtedness under or evidenced by: (a) the TERMS, (b) the Company's 7% Senior Debentures Due 2028;
(c) the Company's 7.45% Senior Debentures Due 2017; (d) the Company's 6.79% Senior Debentures Due 2027; (e) the Company's 10% Senior Notes Due 2001; (f) the Company's 8.125% Senior Notes Due 2002; (g) the Company's 8.5% Senior Notes Due 2003; (h) the Company's 5% Convertible Subordinated Notes Due 2003; (i) the outstanding principal amount of notes issued pursuant to the Mortgage Note Agreement between Macy's Primary Real Estate, Inc. and Federated Noteholding

Corporation; (j) the outstanding principal amount of notes issued pursuant to the Loan Agreement among Lazarus PA, Inc., PNC Bank Ohio, National Association, as agent, and the financial institutions party thereto; (k) Capital Lease Obligations of the Company and the Restricted Subsidiaries existing on the date of issuance of the TERMS; and (l) the other secured Indebtedness of the Company or secured or unsecured Indebtedness of the Restricted Subsidiaries existing on the date of issuance of the TERMS.

                  "Initial Investor Maturity Date" has the meaning set forth in
Section 3.1(b).

                  "Interest Determination Date" has the meaning set forth in
Section 3.2(c).

                  "Interest Rate to Maturity" means the interest rate which shall be determined by the Remarketing Dealer by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date) (the "Re-pricing Date"), to the nearest one hundred-thousandth (.00001) of one percent per annum, and will be equal to the sum of the Base Rate plus the Applicable Spread.

                  "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any capital stock, bonds, notes, debentures, or other securities or evidences of Indebtedness issued by any other Person. The amount of any Investment shall be the original cost thereof, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, write-ups, write-downs, or write-offs with respect to such Investment.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including without limitation any conditional sale, deferred purchase price, or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

                  "Maturity Date" has the meaning set forth in Section 3.2(b).

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Notice" means, with respect to an Offer to Purchase, a written notice stating:

                  (a) the Section of this Supplemental Indenture pursuant to which such Offer to Purchase is being made;

                  (b) the applicable Purchase Amount (including, if less than all the TERMS, the calculation thereof pursuant to the Section hereof requiring such Offer to Purchase);

                  (c)      the applicable Purchase Date;

                  (d) the purchase price to be paid by the Company for each $1,000 principal amount at maturity of TERMS accepted for payment (as specified in this Supplemental Indenture);

                  (e) that the Holder of any TERMS may tender for purchase by the Company all or any portion of such TERMS equal to $1,000 principal amount or any integral multiple thereof;

                  (f) the place or places where TERMS are to be surrendered for tender pursuant to such Offer to Purchase;

                  (g) any TERMS not tendered or tendered but not purchased by the Company pursuant to such Offer to Purchase shall continue to accrue interest as set forth in such TERMS and this Supplemental Indenture;

                  (h) that on the Purchase Date the purchase price shall become due and payable upon each TERMS (or portion thereof) selected for purchase pursuant to such Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                  (i) that each Holder electing to tender a TERMS pursuant to such Offer to Purchase shall be required to surrender such TERMS at the place or places specified in the Notice prior to the close of business on the fifth Business Day prior to the Purchase Date (such TERMS being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing);

                  (j) that (i) if TERMS (or portions thereof) in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to such Offer to Purchase, the Company shall purchase all such TERMS and (ii) if TERMS in an aggregate principal amount in excess of the Purchase Amount are duly tendered and not withdrawn pursuant to such Offer to Purchase, (A) the Company shall purchase TERMS having an aggregate principal amount equal to the Purchase Amount and (B) the particular TERMS (or portions thereof) to be purchased shall be selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for purchase of portions (equal to $1,000 or an integral multiple of $1,000) of the principal amount of TERMS of a denomination larger than $1,000;

                  (k) that, in the case of any Holder whose TERMS is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such TERMS without service charge, a new TERMS or TERMS of any authorized denomination as requested by such Holder in an aggregate principal amount equal to and in exchange for the unpurchased portion of the TERMS so tendered; and

                  (l) any other information required by applicable law to be included therein.

                  "Notification Date" has the mean set forth in Section 3.2(a).

                  "Offer to Purchase" means an offer to purchase TERMS pursuant to and in accordance with a Notice, in the aggregate Purchase Amount, on the Purchase Date, and at the purchase price specified in such Notice (as determined pursuant to this Supplemental Indenture). Any Offer to Purchase shall remain open from the time of mailing of the Notice until the Purchase Date, and shall be governed by and effected in accordance with, and the Company and the Trustee shall perform their respective obligations specified in, the Notice for such Offer to Purchase.

                  "Optional Redemption Price" has the meaning set forth in
Section 3.4.

                  "Permitted Liens" means: (a) Liens (other than Liens on inventory) securing (A) Existing Indebtedness; (B) Indebtedness under the Bank Facilities in an aggregate principal amount at any one time not to exceed $2,800.0 million, less (i) principal payments actually made by the Company on any term loan facility under such Bank Facilities (other than principal payments made in connection with or pursuant to a refinancing of the Bank Facilities in compliance with clause (a)(I) below) and (ii) any amounts by which any revolving credit facility commitments under the Bank Facilities are permanently reduced (other than permanent reductions made in connection with or pursuant to a refinancing of the Bank Facilities in compliance with clause (a)(I) below) except that under no circumstances shall the total allowable indebtedness under this clause (a)(B) be less than $1,250.0 million (subject to increase from and after the date hereof at a rate, compounded annually, equal to 3% per annum) if incurred for the purpose of providing the Company and its Subsidiaries with working capital, including without limitation, bankers' acceptances, letters of credit, and similar assurances of payment whether as part of the Bank Facilities or otherwise; (C) Indebtedness existing as of the date of the initial issuance of the TERMS of any Subsidiary of the Company engaged primarily in the business of owning or leasing real property; (D) Indebtedness incurred for the purpose of financing store construction and remodeling or other capital expenditures; (E) Indebtedness in respect of the deferred purchase price of property or arising under any conditional sale or other title retention agreement; (F) Indebtedness of a Person acquired by the Company or a Subsidiary of the Company at the time of such acquisition; (G) to the extent deemed to be "Indebtedness," obligations under swap agreements, cap agreements, collar agreements, insurance arrangements, or any other agreement or arrangement, in each case designed to provide protection against fluctuations in interest rates, the cost of currency or the cost of goods (other than inventory); (H) other Indebtedness in outstanding amounts not to exceed, in the aggregate, the greater of $750.0 million and 12.5% of Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries at any particular time; and (I) Indebtedness incurred in connection with any extension, renewal, refinancing, replacement, or refunding (including successive extensions, renewals, refinancings, replacements, or refundings), in whole or in part, of any Indebtedness of the Company or the Restricted Subsidiaries; provided, however, that the principal amount of the Indebtedness so incurred does not exceed the sum of the principal amount of the Indebtedness so extended, renewed, refinanced, replaced, or refunded, plus all interest accrued thereon and all related fees and expenses (including any payments made in connection with procuring any required lender or similar consents); (b) Liens incurred and pledges and deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions, and other social security benefits other than in respect of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended; (c) Liens securing performance, surety, and appeal bonds and other obligations of like nature incurred in the ordinary course of business; (d) Liens on goods and documents securing trade letters of credit; (e) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, and vendor's Liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings; (f) Liens securing the payment of taxes, assessments, and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been established on the books of the relevant Person in conformity with GAAP; (g) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions, or restrictions on the use of any parcel of property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries or the value of such property for the purpose of such business; (h) Liens on property existing at the time such property is acquired;
(i) purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; (j) Liens on the assets of any Subsidiary of the Company at the time such Subsidiary is acquired; (k) Liens with respect to obligations in outstanding amounts not to exceed $100.0 million at any particular time and that (i) are not incurred in connection with the borrowing of money or obtaining advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate interfere in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries; and (l) without limiting the ability of the Company or any Restricted Subsidiary to create, incur, assume, or suffer to exist any Lien otherwise permitted under any of the foregoing clauses, any extension, renewal, or replacement, in whole or in part, of any Lien described in the foregoing clauses; provided, however, that any such extension, renewal, or replacement Lien is limited to the property or assets covered by the Lien extended, renewed, or replaced or substitute property or assets, the value of which is determined by the Board of Directors of the Company to be not materially greater than the value of the property or assets for which the substitute property or assets are substituted.

                  "Purchase Amount" means the aggregate outstanding principal amount of the TERMS required to be offered to be purchased by the Company pursuant to an Offer to Purchase.

                  "Purchase Date" means, with respect to any Offer to Purchase, a date specified by the Company in such Offer to Purchase not less than 30 calendar days or more than 60 calendar days after the date of the mailing of the Notice of such Offer to Purchase (or such other time period as is necessary for the Offer to Purchase to remain open for a sufficient period of time to comply with applicable securities laws).

                  "Reference Corporate Dealers" means leading dealers of publicly traded debt securities of the Company in the City of New York (no more than one of which may be the Remarketing Dealer or an affiliate thereof) selected by the Company.

                  "Reference Money Market Dealers" means leading dealers, selected by the Company, of publicly traded debt securities of the Company in the City of New York (no more than one of which may be the Remarketing Dealer or an affiliate thereof) who are also leading dealers in money market instruments. The Company will notify the Remarketing Dealer of the identity of such Reference Money Market Dealers no later than four Business Days prior to the Window Period Remarketing Date.

                  "Reference Rate" means, with respect to the Window Period, one of the following reference rates selected by the Company and notified to the Remarketing Dealer no later than four Business Days prior to the Window Period Remarketing Date: (i) the per annum rate for deposits in U.S. Dollars for a period of one week shown on Telerate page 3750 (or any successor page) as of 11:00 a.m., London time, on the Interest Determination Date, or (ii) the per annum rate equal to the average of the federal funds rates shown on Telerate page 5 as of 11:00 a.m., New York City time, on the applicable Interest Determination Date and each of the four Business Days prior to such applicable Interest Determination Date, or (iii) the one-week "AA" non-financial commercial paper rate shown on the Internet world wide web page (or any successor page) of the Board of Governors of the Federal Reserve System at www.bog.frb.fed.us/releases/CP/ as of 11:00 a.m., New York City time, on the applicable Interest Determination Date.

                  "Remaining Scheduled Payments" means, with respect to the TERMS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only and assuming (i) a maturity date equal to the day that is ten years from the Initial Investor Maturity Date of the TERMS (whether or not a Business Day) and (ii) that the Company did not elect the Initial Investor Maturity Date to be a Window Period Remarketing Date.

                  "Remarketing Agreement" means the Remarketing Agreement, dated as of August 26, 1998 between the Company and Credit Suisse First Boston Corporation.

                  "Remarketing Date" means the Initial Maturity Date and, if applicable, the Additional Remarketing Date.

                  "Remarketing Dealer" means Credit Suisse First Boston Corporation and its successors and assigns under the Remarketing Agreement.

                  "Re-pricing Date" means the meaning set forth in the definition of Interest Rate to Maturity.

                  "Restricted Subsidiary" means any direct or indirect subsidiary (as that term is defined in Regulation S-X promulgated by the Securities and Exchange Commission) other than an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

                  "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company, or other lender or investor or to which such lender or investor is a party providing for the leasing pursuant to a Capital Lease by such Person or any Subsidiary of such Person of any property or asset of such Person or such Subsidiary which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

                  "Scheduled Maturity Date" has the meaning set forth in Section 3.1(a).

                  "Senior Indebtedness" means any Indebtedness of the Company or its Subsidiaries other than Subordinated Indebtedness.

                  "Significant Subsidiary" means any Subsidiary that accounts for (i) 10% or more of the total consolidated assets of the Company and its Subsidiaries as of any date of determination or (ii) 10% or more of the total consolidated revenues of the Company and its Subsidiaries for the most recently concluded fiscal quarter.

                  "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the TERMS.

                  "Treasury Rate" means the yield to maturity of the offered-side quote for the then current 10-Year US Treasury Bond shown on Telerate page 500 (or any successor page), as of 11:00 a.m., New York City time, on the Notification Date (or, if such 10-year US Treasury Bond is not available, the interpolated yield to maturity using then current US Treasury Bonds). The 10-year offered-side yield will be used to determine the Dollar Price with respect to the determination of the Interest Rate to Maturity. In the event that the offered-side quote for the then current 10-Year US Treasury Bond is no longer shown on Telerate page 500 and there is no successor page, the Treasury Rate will be calculated by the Remarketing Dealer and will be a yield to maturity equal to the arithmetic mean of the secondary market bid rates, as of approximately 11:00 a.m., New York City time, on the Notification Date, of five leading primary United States government securities dealers (no more than one of which shall be the Remarketing Dealer or an affiliate thereof) selected by the Remarketing Dealer, excluding the highest and lowest of such bids, for an aggregate principal amount of the then current 10-Year US Treasury Bond equal to the aggregate principal amount of the TERMS (or, if such 10-year US Treasury Bond is not available, the interpolated yield to maturity using then current US Treasury Bonds). If fewer than three such United States government securities dealers provide bids, the Treasury Rate shall be the average of such bids. If only one such United States government securities dealer provides such a bid, then the Treasury Rate shall be equal to such a bid.

                  "Unrestricted Subsidiary" means (a) FDS National Bank, FACS Group, Inc., Federated Credit Holdings Corporation, Prime Credit Card Master Trust (to the extent that it is deemed to be a Subsidiary), Prime Credit Card Master Trust II (to the extent it is deemed to be a Subsidiary), Prime Receivables Corporation, Prime II Receivables Corporation, Seven Hills

Funding Corporation, Ridge Capital Trust II (to the extent that it is deemed to be a Subsidiary), Macy Financial, Inc., R.H. Macy Overseas Finance, N.V., Macy Credit Corp., and Macy's Data and Credit Services Corp., (b) any Subsidiary of the Company the primary business of which consists of, and is restricted by the charter, partnership agreement, or similar organizational document of such Subsidiary to, financing operations on behalf of the Company and its Subsidiaries, and/or purchasing accounts receivable or direct or indirect interests therein, and/or making loans secured by accounts receivable or direct or indirect interests therein (and business related to the foregoing), or which is otherwise primarily engaged in, and restricted by its charter, partnership agreement, or similar organizational document to, the business of a finance company (and business related thereto), which, in accordance with the provisions of this Supplemental Indenture, has been designated by Board Resolution as an Unrestricted Subsidiary, in each case unless and until any of the Subsidiaries of the Company referred to in the foregoing clauses (a) and
(b) is, in accordance with the provisions of this Supplemental Indenture, designated by a Board Resolution as a Restricted Subsidiary, and (c) any Subsidiary of the Company of which, in the case of a corporation, more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by one or more Unrestricted Subsidiaries and the primary business of which consists of, and is restricted by the charter, partnership agreement, or similar organizational document of such Subsidiary to, financing operations on behalf of the Company and its Subsidiaries, and/or purchasing accounts receivable or direct or indirect interests therein, and/or making loans secured by accounts receivable or direct or indirect interests therein (and business related to the foregoing), or which is otherwise primarily engaged in, and restricted by its charter, partnership agreement or similar organizational document to, the business of a finance company (and business related thereto).

                  "Window Period" means the period of time from, and including, the Window Period Remarketing Date to, but excluding, the Additional Remarketing Date.

                  "Window Period Interest Rate" has the meaning set forth in
Section 3.2(c).

                  "Window Period Remarketing Date" has the meaning set forth in
Section 3.2(b).


                               ARTICLE III. TERMS.

SECTION 3.1.  GENERAL.

                  (a) The TERMS will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Maturity Date of the TERMS is scheduled to be September 1, 2011 (the "Scheduled Maturity Date") but may be adjusted due to the occurrence, if any, of the Window Period. Except in the limited circumstances described in
Section 3.3, the TERMS are not subject to redemption by the Company prior to the Maturity Date.

                  (b) September 1, 2001 (the "Initial Investor Maturity Date") and, if the Initial Investor Maturity Date is designated as a Window Period Remarketing Date pursuant to Section 3.2(b), the Additional Remarketing Date thereafter, will be the Remarketing Dates for the TERMS. If the Remarketing Dealer elects to remarket the TERMS on a Remarketing Date, except in the limited circumstances described in this Article III, (i) the TERMS will be subject to mandatory tender to the Remarketing Dealer at 100% of the principal amount thereof for remarketing on each such date, on the terms and subject to the conditions described herein, and (ii) on and after such Remarketing Date, the TERMS will bear interest at the rate specified in Section 3.2.

                  (c) Pursuant to Section 3.4, the TERMS are subject to redemption by the Company from the Remarketing Dealer on any Remarketing Date. If the Remarketing Dealer for any reason does not purchase all of the TERMS on any Remarketing Date, or elects not to remarket the TERMS, or in certain other limited circumstances described in Section 3.3, the Company will be required pursuant to Section 3.3 to repurchase the TERMS from the Holders thereof on such Remarketing Date at 100% of the principal amount thereof plus accrued and unpaid interest, if any.

                  (d) Interest on the TERMS accruing from the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date) will be paid semiannually on each day that is a six-month anniversary of such date (each such day being an Interest Payment
Date) until the principal of the TERMS is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date shall, as provided in the Indenture, be paid to the Persons in whose names the TERMS are registered on the fifteenth calendar day (whether not a Business Day) immediately preceding such Interest Payment Date (each such day being a Regular Record Date). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Persons in whose names the TERMS are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of TERMS not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the TERMS may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on the TERMS accruing during the Window Period, if applicable, will be payable on the Additional Remarketing Date to the Persons to whom principal is payable on the Additional Remarketing Date. Interest on the TERMS will be computed on the basis of a 360-day year of twelve 30-day months, except that interest accruing during the Window Period will be computed on the basis of the actual number of days in such period and a 360-day year.

                  (e) Interest payable on any Interest Payment Date and at the Maturity Date or date of earlier redemption or repurchase of TERMS will be the amount of interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for (or from and including the Issue Date if no interest has been paid or duly provided for with respect to the TERMS) to but excluding such Interest Payment Date or the Maturity Date or date of redemption or repurchase, as the case may be. If any Interest Payment

Date or the Maturity Date or date of earlier redemption or repurchase of TERMS falls on a day that is not a Business Day, the payment otherwise then due will be made on the next Business Day with the same force and effect as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date or date of redemption or repurchase, as the case may be.

                  (f) The TERMS will be issued in denominations of $1,000 and integral multiples thereof.

SECTION 3.2.  TENDER OF TERMS; REMARKETING

                  (a) MANDATORY TENDER. Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not earlier than fifteen nor later than five Business Days prior to the Initial Investor Maturity Date of its intention to purchase the TERMS (the "Notification Date"), each TERMS will be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on each of (i) the Initial Investor Maturity Date and (ii) if the Initial Investor Maturity Date is designated as a Window Period Remarketing Date as described in Section 3.2(b), the Additional Remarketing Date thereafter, except in the circumstances described in Sections 3.3 and 3.4. The purchase price for the TERMS to be paid by the Remarketing Dealer on each Remarketing Date will equal 100% of the principal amount thereof and will be payable as provided in Section 3.2(d). When the TERMS are tendered to the Remarketing Dealer on a Remarketing Date, the Remarketing Dealer may remarket the TERMS for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. If the Remarketing Dealer elects to purchase the TERMS, the obligation of the Remarketing Dealer to purchase the TERMS on the applicable Remarketing Date is subject, among other things, to the condition that no "Termination Event" under the Remarketing Agreement shall have occurred.

         The Initial Investor Maturity Date will be September 1, 2001. The Maturity Date of the TERMS is scheduled to occur on the Scheduled Maturity Date, but may be adjusted due to the occurrence, if any, of the Window Period.

         (b) REMARKETING DATES; ADJUSTMENT TO MATURITY DATES. If the Remarketing Dealer elects to purchase the TERMS on the Initial Investor Maturity Date, then not later than 4:00 p.m., New York City time, on the fourth Business Day prior to the Initial Investor Maturity Date, the Company may notify the Remarketing Dealer, the Trustee and DTC by telephone, confirmed in writing that it elects the Initial Investor Maturity Date to be a Window Period Remarketing Date (the "Window Period Remarketing Date"). The Company will be eligible to make such notification if at such time its senior unsecured debt is rated at least "Baa3" by Moody's Investors Service and "BBB-" by Standard & Poor's Ratings Group or the equivalent thereof by such rating agency at the time of such notification; provided that, the Remarketing Dealer may waive this requirement at its sole discretion. If the Company does not provide such notification, the Initial Investor Maturity Date will be the only Remarketing Date and the Maturity Date will be the Scheduled Maturity Date. If the Company provides such notification, then (i) the Additional Remarketing Date will be one of the 52 following one-week anniversary dates of the Initial Investor Maturity Date (or if any such day is not a Business Day, the next following Business Day) designated by the Company not later than the fifth Business Day prior to such one-week anniversary date (the "Additional Remarketing Date"); provided that, if the Company fails to so designate the Additional Remarketing Date, the Additional Remarketing Date will be the date that is 52 weeks after the Initial Investor Maturity Date (or if such day is not a Business Day, the next following Business Day) and (ii) the Maturity Date of the TERMS will be the date that is the tenth anniversary of the Additional Remarketing Date (whether or not a Business Day).

         (c) DETERMINATION OF APPLICABLE INTEREST RATE. From and including the Initial Investor Maturity Date (if such date is not a Window Period Remarketing
Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date), to but excluding the Maturity Date, the TERMS will bear interest at the Interest Rate to Maturity. During the Window Period the TERMS will bear interest at the Window Period Interest Rate. The interest rate for the Window Period will be reset on each Interest Reset Date during the Window Period and will equal the Reference Rate in respect of the applicable Interest Reset Date plus the Basic Spread, in each case as calculated by the Remarketing Dealer (the "Window Period Interest Rate"). The Wednesday of each week during the Window Period will be an "Interest Reset Date." The "Interest Determination Date" applicable to an Interest Reset Date will be the second Business Day preceding such Interest Reset Date. The interest rate in effect from and including the Window Period Remarketing Date (which is the first day of the Window Period) to, but excluding, the first Interest Reset Date during the Window Period will be determined as if the Window Period Remarketing Date were an Interest Reset Date and the Interest Determination Date for such Interest Reset Date were the second Business Day prior to the Window Period Remarketing Date.

         (d) NOTIFICATION OF RESULTS; SETTLEMENT. The Remarketing Agreement provides that, if the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all of the TERMS on the Initial Investor Maturity Date, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing, by 4:00 p.m., New York City time, on the third Business Day prior to the Initial Investor Maturity Date (if such date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date), of the Interest Rate to Maturity. The Remarketing Agreement provides that, if the Initial Investor Maturity Date is a Window Period Remarketing Date, the Remarketing Dealer will provide the Company, the Trustee and DTC with notice in the manner contemplated by the preceding sentence, on the second Business Day prior to the Initial Investor Maturity Date, of the Window Period Interest Rate which will initially be in effect.

                  On each Remarketing Date, all of the TERMS will be automatically be delivered to the account of the Trustee by book-entry through DTC pending payment of the purchase or redemption price therefor as provided in the next following paragraph.

                  The Remarketing Agreement provides that, if the Remarketing Dealer purchases the TERMS on a Remarketing Date, the Remarketing Dealer will make or cause the Trustee to make payment to the DTC participant (each, a "DTC Participant") of each Holder of TERMS by book-entry through DTC by the close of business on such date against delivery through DTC of such Holder's TERMS, of 100% of the principal amount of the TERMS that shall have been purchased by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the TERMS on a Remarketing Date, the Company will make or cause to be made such payment for the TERMS, pursuant to Section 3.3. In any case, the Company will make or cause the Trustee to make payment of interest to each Holder of TERMS on a Remarketing Date by book-entry through DTC by the close of business on such date. In the event that the Company elects to redeem the TERMS from the Remarketing Dealer pursuant to Section 3.4, the Company will make, or cause the Trustee to make, payment to the Remarketing Dealer by book-entry through DTC by the close of business on such date against delivery through DTC of such TERMS.

                  The tender and settlement procedures described above, including provisions for payment by purchasers of TERMS in the remarketing or for payment to selling Holders of TERMS, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of TERMS in certificated form, if the book-entry system is no longer available for the TERMS at the time of the remarketing. In addition, the Remarketing Dealer may, in accordance with the terms of the Indenture, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

SECTION 3.3.  REPURCHASE

                  In the event that (i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity or the Window Period Interest Rate by (a) in the case of the Interest Rate to Maturity, 4:00 p.m., New York City time, on the third Business Day prior to the Initial Investor Maturity Date (if the Initial Investor Maturity Date is not a Window Period Remarketing Date) or the Additional Remarketing Date (if the Initial Investor Maturity Date is a Window Period Remarketing Date), or (b) in the case of the Window Period Interest Rate, 4:00 p.m., New York City time, on the second Business Day prior to the Initial Investor Maturity Date, or (ii) prior to the Notification Date, the Remarketing Dealer has resigned or been terminated and no successor has been appointed on or before the third Business Day immediately preceding the Initial Investor Maturity Date, or (iii) a Termination Event under the Remarketing Agreement shall have occurred, or (iv) the Remarketing Dealer for any reason elects not to purchase the TERMS on a Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered TERMS on the applicable Remarketing Date, the Company will repurchase the TERMS as a whole on such Remarketing Date at a price equal to 100% of the principal amount of the TERMS plus all accrued and unpaid interest, if any, on the TERMS to such date. In any such case, payment will be made by the Company to the DTC Participant of each Holder of TERMS by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Holder's TERMS.

SECTION 3.4. REDEMPTION

                  If the Remarketing Dealer elects to purchase the TERMS on a Remarketing Date, the TERMS will be subject to mandatory tender to the Remarketing Dealer for purchase on such date, in each case subject to the conditions described in Sections 3.2 and 3.3 and to the Company's right to redeem the TERMS from the Remarketing Dealer as described in the next sentence. The Company will notify the Remarketing Dealer and the Trustee, not later than the fourth Business Day immediately preceding the applicable Remarketing Date, if the Company irrevocably elects to exercise its right to redeem the TERMS from the Remarketing Dealer, in whole but not in part, on such date at the Optional Redemption Price. In any such case, payment will be made by the Company to the Remarketing Dealer by book-entry transfer through DTC by the close of business on such Remarketing Date against delivery through DTC of the TERMS.

                  The "Optional Redemption Price" shall be the sum of (i) the greater of (x) 100% of the full aggregate principal amount of the TERMS or (y) the Dollar Price as of the applicable Remarketing Date (which, if the applicable Remarketing Date is the Additional remarketing Date, will equal the Accreted Dollar Price) plus (ii) in the case of either (x) or (y) above, accrued and unpaid interest to the applicable Remarketing Date.


                         ARTICLE IV. CERTAIN COVENANTS.

                  The following covenants shall be applicable to the Company for so long as any of the TERMS are outstanding. Nothing in this paragraph will, however, affect the Company's obligations under any provision of the Indenture or this Supplemental Indenture.

SECTION 4.1.  LIENS.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume, or suffer to exist any Liens upon any of their respective assets, other than Permitted Liens, unless the TERMS are secured by an equal and ratable Lien on the same assets.

SECTION 4.2.  SALE AND LEASEBACK TRANSACTIONS.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless the net cash proceeds therefrom are applied as follows: to the extent that the aggregate amount of net cash proceeds (net of all legal, title, and recording tax expenses, commissions, and other fees and expenses incurred, and all federal, state, provincial, foreign, and local or other taxes and reserves required to be accrued as a liability, as a consequence of such Sale and Leaseback Transaction, net of all payments made on any Indebtedness that is secured by the assets subject to such Sale and Leaseback Transaction in accordance with the terms of any Liens upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Sale and Leaseback Transaction or by applicable law be repaid out of the proceeds from such Sale and Leaseback Transaction, and net of all distributions and other payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Sale and Leaseback Transaction) from such Sale and Leaseback Transaction that shall not have been reinvested in the business of the Company or its Subsidiaries or used to reduce Senior Indebtedness of the Company or its Subsidiaries within 12 months of the receipt of such proceeds (with Cash Equivalents being deemed to be proceeds upon receipt of such Cash Equivalents and cash payments under promissory notes secured by letters of credit or similar assurances of payment issued by commercial banks of recognized standing being deemed to be proceeds upon receipt of such payments) shall exceed $100.0 million ("Excess Sale Proceeds") from time to time, the Company shall offer to repurchase pursuant to an Offer to Purchase TERMS with such Excess Sale
Proceeds (on a pro rata basis with any other Senior Indebtedness of the Company or its Subsidiaries required by the terms of such Indebtedness to be repurchased with such Excess Sale Proceeds, based on the principal amount of such Senior Indebtedness required to be repurchased) at 100% of principal amount, plus accrued and unpaid interest, and to pay related costs and expenses. Such Offer to Purchase shall be made by mailing of a Notice to the Trustee and to each Holder at the address appearing in the Security Register by first class mail, postage prepaid, by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, on a date selected by the Company not later than 12 months from the date such Offer to Purchase is required to be made pursuant to the immediately preceding sentence. To the extent that the aggregate purchase price for TERMS or other Senior Indebtedness tendered pursuant to such offer to repurchase is less than the aggregate purchase price offered in such offer, an amount of Excess Sale Proceeds equal to such shortfall shall cease to be Excess Sale Proceeds and may thereafter be used for general corporate purposes. On the Purchase Date, the Company shall (i) accept for payment TERMS or portions thereof tendered pursuant to the Offer to Purchase in an aggregate principal amount equal to the Purchase Amount (selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for purchase of portions (equal to $1,000 or an integral multiple of $1,000) of the principal amount of TERMS of a denomination larger than $1,000), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all TERMS or portions thereof so accepted, and (iii) deliver to the Trustee TERMS so accepted. The Paying Agent shall promptly mail to the Holders of TERMS so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new TERMS equal in principal amount to any unpurchased portion of each TERMS surrendered.

                  Election of the Offer to Purchase by a Holder shall (unless otherwise provided by law) be irrevocable. The payment of accrued interest as part of any repurchase price on any Purchase Date shall be subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to such Purchase Date.

                  If an Offer to Purchase TERMS is made, the Company shall comply with all tender offer rules, including but not limited to Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such Offer to Purchase.

SECTION 4.3.  PERMITTING UNRESTRICTED SUBSIDIARIES TO BECOME
              RESTRICTED SUBSIDIARIES.

                  The Company shall not permit any Unrestricted Subsidiary to be designated as a Restricted Subsidiary unless such Subsidiary is otherwise in compliance with all provisions of the Indenture and this Supplemental Indenture that apply to Restricted Subsidiaries.

SECTION 4.4.  PAYMENT OFFICE.

                  The Company shall cause a Payment Office for the TERMS to be maintained at all times in New York, New York.

                    ARTICLE V. ADDITIONAL EVENTS OF DEFAULT.

SECTION 5.1.  ADDITIONAL EVENTS OF DEFAULT.

                  In addition to the Events of Default set forth in the Indenture, the term "Event of Default," whenever used in the Indenture or this Supplemental Indenture with respect to the TERMS, means any one of the following events (whatever the reason for such Event of Default and whether it may be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

                  (a) the failure to repurchase the TERMS when required pursuant to the terms and conditions thereof or the terms and conditions of this Supplemental Indenture;

                  (b) any nonpayment at maturity or other default under any agreement or instrument relating to any other Indebtedness of the Company or any Restricted Subsidiary (the unpaid principal amount of which is not less than $100.0 million), and, in any such case, such default (i) continues beyond any period of grace provided with respect thereto and (ii) results in such Indebtedness becoming due prior to its stated maturity or occurs at the final maturity of such Indebtedness; provided, however, that, subject to the provisions of Section 9.01 and
         8.08 of the Indenture, the Trustee shall not be deemed to have knowledge of such nonpayment or other default unless either (1) a Responsible Officer of the Trustee has actual knowledge of nonpayment or other default or (2) the Trustee has received written notice thereof from the Company, from any Holder, from the holder of any such Indebtedness or from the trustee under the agreement or instrument, relating to such Indebtedness;

                  (c) the entry of one or more final judgments or orders for the payment of money against the Company or any Restricted Subsidiary, which judgments and orders create a liability of $100.0 million or more in excess of insured amounts and have not been stayed (by appeal or otherwise), vacated, discharged, or otherwise satisfied within 60 calendar days of the entry of such judgments and orders; and

                  (d) Events of Default of the type and subject to the conditions set forth in clauses (vi) and (vii) of Section 8.01(a) of the Indenture in respect of any Significant Subsidiary or, in related events, any group of Subsidiaries which, if considered in the aggregate, would be a Significant Subsidiary of the Company.

                             ARTICLE VI. DEFEASANCE.

SECTION 6.1.  APPLICABILITY OF ARTICLE V OF THE INDENTURE.

                  (a) The TERMS shall be subject to Defeasance and Covenant Defeasance as provided in Article V of the Indenture; provided, however, that no Defeasance or Covenant Defeasance shall be effective unless and until:

                                  (i) there shall have been delivered to the
         Trustee the opinion of a nationally recognized independent public accounting firm certifying the sufficiency of the amount of the moneys, U.S. Government Obligations, or a combination thereof, placed on deposit to pay, without regard to any reinvestment, the principal of and any premium and interest on the TERMS on the Stated Maturity thereof or on any earlier date on which the TERMS shall be subject to repurchase;

                                  (ii) there shall have been delivered to the
         Trustee the certificate of a Responsible Officer of the Company certifying, on behalf of the Company, to the effect that such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement to which the Company is a party or violate any law to which the Company is subject; and

                                  (iii) No Event of Default or event that (after
         notice or lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 8.01(a)(vi) and (vii) of the Indenture, at any time on or prior to the 124th calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 124th calendar day).

                  (b) Upon the exercise of the option provided in Section 5.01 of the Indenture to have Section 5.03 of the Indenture applied to the Outstanding TERMS, in addition to the obligations from which the Company shall be released specified in the Indenture, the Company shall be released from its obligations under Article IV hereof.


                           ARTICLE VII. MISCELLANEOUS.

SECTION 7.1.  REFERENCE TO AND EFFECT ON THE INDENTURE.

                  This Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby
(i) incorporated by reference in this Supplemental Indenture and (ii) ratified, approved and confirmed.

SECTION 7.2.  WAIVER OF CERTAIN COVENANTS.

                  The Company may omit in any particular instance to comply with any term, provision, or condition set forth in Article IV hereof if the Holders of a majority in principal amount of the Outstanding Senior Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

SECTION 7.3.  SUPPLEMENTAL INDENTURE MAY BE EXECUTED IN COUNTERPARTS.

                  This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 7.4.  EFFECT OF HEADINGS.

                  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[Seal]                                      FEDERATED DEPARTMENT STORES, INC.


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

Attest:


-------------------------------------
Name:
Title:


                                            CITIBANK, N.A.,
                                            as Trustee


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

Attest:


--------------------------------------
Name:
Title:

STATE OF                            )
                                    ) ss.:
COUNTY OF                           )


                  On this ____ day of August, 1998, before me personally came , to me known, who, being by me duly sworn, did depose and say that he/she is a ____________________________ of FEDERATED DEPARTMENT STORES, INC., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                            /s/
                                            -----------------------------------
                                            Notary Public

STATE OF ____________                  )
                                       ) ss.:
COUNTY OF ___________                  )


                  On this ____ day of August, 1998, before me personally came , to me known, who, being by me duly sworn, did depose and say that he/she is a ____________________________ of CITIBANK, N.A., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   /s/
                                                   ----------------------------
                                                   Notary Public